UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 25, 2011

ASTEC INDUSTRIES, INC. (Exact Name of Registrant as Specified in Charter)

Tennessee	001-11595	62-0873631
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1725 Shepherd Road Chattanooga, Tennessee 37421 (Address of Principal Executive Offices and Zip Code)

(423) 899-5898 (Registrant's telephone number, including area code)

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-d(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
The information, including the exhibits attached hereto, in this Current Report on Form 8-K is being "furnished" and shall not be deemed "filed" for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document filed by the Company pursuant to the Securities Act of 1933, as amended, or into any other filing or document made by the Company pursuant to the Securities Exchange Act of 1934, as amended, except as otherwise expressly stated in any such filing.

Attached and incorporated herein by reference as Exhibit 99.1 is a copy of the press release of Astec Industries, Inc., dated July 25, 2011, reporting the Company's financial results for the quarter ended June 30, 2011.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 25, 2011, Astec Industries, Inc. (the “Company”) issued a press release announcing the appointment of David C. Silvious as Vice President and Chief Financial Officer, effective August 1, 2011. Mr. Silvious, age 43, has served as the Company’s Corporate Controller since 2005. The Company also announced that F. McKamy Hall, who currently serves as Vice President, Chief Financial Officer and Treasurer, will be appointed to serve as Vice President of Business Development, effective August 1, 2011. Mr. Hall will continue to perform the functions of the Company’s principal financial officer until July 31, 2011, following which Mr. Silvious shall assume those responsibilities.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits. The following exhibits are furnished herewith:
Exhibit No.	Exhibit Description
99.1	Press Release, dated July 25, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTEC INDUSTRIES, INC.

Date: July 25, 2011	By: /s/ J. Don Brock J. Don Brock, Chairman of the Board and President (Principal Executive Officer)

Index to Exhibits

Exhibit No.	Exhibit Description
99.1	Press Release, dated July 25, 2011